NEWS RELEASE
Teradata Reports Better Than Expected 2017 Third Quarter Results

•	Increases guidance for full year revenue and earnings per share

•	Product recurring revenue grew 14 percent from the third quarter 2016

•	Strong product annual recurring revenue (ARR) growth of 23 percent versus the prior year period

•	Increasing sales funnel driven by customer adoption of new purchasing and deployment options

•	Repurchased 6.3 million shares in the third quarter for approximately $200 million

ATLANTA - November 2, 2017 -- Teradata Corp. (NYSE: TDC) today reported revenue of $526 million for the quarter ended September 30, 2017, compared to $552 million in the third quarter of 2016. Total recurring revenue of $267 million increased 8 percent from the third quarter of 2016, while recurring product revenue of $82 million increased 14 percent year over year and increased 9 percent compared to the second quarter of 2017. In addition, total ARR increased 10 percent from September 30, 2016, while product ARR (which excludes maintenance) increased 23 percent.

Teradata reported GAAP net income of $13 million in the third quarter, or $0.10 per diluted share, which compared to $49 million, or $0.37 per share, in the third quarter of 2016. Stock-based compensation expense and special items reduced Teradata’s third quarter net income by $23 million, or $0.19 per diluted share. Excluding stock-based compensation expense and special items as described in footnote #1, non-GAAP net income in the third quarter of 2017 was $36 million, or $0.29 per diluted share(1), compared to $91 million or $0.69 per diluted share in the prior year period. (1)

“We reported better than expected revenue and earnings per share as we are seeing strong adoption of our new purchasing and deployment options available with Teradata Everywhere,” said Vic Lund, President and Chief Executive Officer, Teradata. “Our strategy is working and our sales funnel is continuing to grow. We now give our customers more flexible solution choices and capabilities and provide users more control, performance and scale than they will find anywhere else. I am pleased that Teradata has turned the corner and is well positioned to deliver in the fourth quarter and build good momentum going into 2018.”
Segment Revenue Performance
(in millions)

	For the Three Months Ended September 30
	2017	2016	% Change as Reported	% Change in Constant Currency (2)
Americas Data and Analytics	$292	$317	(8)%	(8)%
International Data and Analytics	234	235	—%	(1)%
Total Data and Analytics	526	552	(5)%	(5)%

Total Revenue	$526	$552

	For the Nine Months Ended September 30
	2017	2016	% Change as Reported	% Change in Constant Currency(2)
Americas Data and Analytics	$830	$937	(11)%	(12)%
International Data and Analytics	700	690	1%	3%
Total Data and Analytics	$1,530	$1,627	(6)%	(5)%
Marketing Applications (1)	—	69	(100)%	(100)%
Total Revenue	$1,530	$1,696	(10)%	(9)%

Operating Income

Operating income was $7 million in the third quarter of 2017 compared to $89 million in the prior year period. On a non-GAAP basis, excluding stock-based compensation expense and special items, operating income was $50 million in the third quarter of 2017, versus $121 million in the third quarter of 2016.(1) The year-over-year decrease in non-GAAP operating income was due to the company’s investment in transformation initiatives, as well as lower revenue in large part due to customers selecting Teradata’s subscription-based purchasing options where revenue is recognized over time rather than upfront at the time of purchase.

Tax Rate

Teradata’s tax rate for the third quarter was (116.7) percent compared to 45.6 percent in the third quarter of 2016. The decrease in the effective tax rate period over period was due to the reversal of tax contingencies related to prior acquisitions. The company’s non-GAAP effective tax rate for the third quarter was 26.5 percent versus 23.5 percent in the same period in 2016. The increase in the non-GAAP effective tax rate period-over-period was a result of the higher percentage rate impact of special items driven by the lower pre-tax earnings denominator period-over-period.

On an annualized basis, Teradata expects its full-year 2017 tax rate to be approximately (7) percent, compared to 43.4 percent for full year 2016. On a non-GAAP basis, the company’s full year 2017 effective tax rate is expected to be approximately 28 percent, compared to 26 percent for full year 2016.

Cash Flow
During the third quarter 2017, Teradata used $8 million of cash from operating activities, compared to generating $45 million of cash in the prior-year period. Teradata used $40 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software) in the third quarter of 2017, compared to generating $12 million in the same period in 2016.(3) During the quarter, the company used cash to support its subscription and cloud initiatives as well as for workforce optimization activities. Year-to-date, Teradata generated $235 million of free cash flow in 2017, compared to $308 million in the same period in 2016.(3)

Balance Sheet
Teradata ended the third quarter 2017 with $1.025 billion in cash, which was substantially all held outside the United States. During the quarter, the company used $200 million to repurchase 6.3 million shares.

As of September 30, 2017, Teradata had total debt of approximately $728 million, including $548 million outstanding on a term loan and $180 million of borrowings under its $400 million revolving credit facility.

Outlook
Revenue for the fourth quarter of 2017 is expected to be in the range of $600 million to $620 million. For the full year, Teradata expects reported revenue to decline approximately 5 percent, which compares favorably to its prior guidance that revenue was expected to decline 5 to 7 percent for the full year.

As part of Teradata’s business transformation, the company is offering subscription-based purchasing options which result in revenue being recognized over time. This has had an impact on Teradata’s reported revenue year-to-date in 2017, and we expect this trend to continue to impact reported revenue in a meaningful way in the fourth quarter of 2017.

Teradata expects GAAP earnings per share in the fourth quarter in the range of $0.27 to $0.32. On a non-GAAP basis, which excludes stock-based compensation expense and other special items, earnings per share is expected to be in the $0.47 to $0.52 range.(1) This includes an expected $0.04 negative impact on the fourth quarter earnings per share resulting from a shift in income tax expense from the third into the fourth quarter.

For the full year 2017, Teradata has increased its expectations for GAAP earnings per share to the $0.33 to $0.38 range. On a non-GAAP basis, earnings per share is expected to increase to the $1.26 to $1.31 range.(1)

Strategy Execution Update

Teradata continued to successfully execute on its strategy and experienced another strong quarter with customers continuing to take advantage of new purchasing and deployment options. The company continues to recognize the benefits of its go-to-market strategy, which focuses on customers who represent the 500 largest analytical opportunities. Additionally, Teradata is pleased with the positive reactions from customers related to its Teradata Everywhere™ offering, which allows customers to “analyze anything” with the addition of new analytic tools and engines, “deploy anywhere” either on premises or in the cloud, “buy any way” including subscription-based purchases, and “move anytime” which allows customers to move their software licenses freely between deployment options with Teradata’s portable software licenses. The company is confident in its strategy and direction and that customers will move forward with purchases as we now take the risk out of making purchase decisions. Customers’ needs will change over time, and they can buy today with confidence, knowing that the Teradata analytics platform functionality is the same across deployment options and that the software licenses are portable. Teradata looks forward to driving significant value for its shareholders as it continues to execute on its business outcome-led, technology-enabled strategy to provide high-impact business outcomes for customers.
Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third quarter 2017 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.
Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items, discontinued businesses, as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding stock compensation expense, special items and transactions such as major divestitures, including the Marketing Applications business which was sold on July 1, 2016, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results is included in this release.
(in millions, except per share data)

	For the Three Months Ended September 30			For the Nine Months Ended September 30

Gross Profit:	2017	2016	% Chg as Rpt’d	2017	2016	% Chg as Rpt’d
GAAP Gross Profit	$250	$294	(15)%	$716	$873	(18)%
% of Revenue	47.5%	53.3%		46.8%	51.5%

Excluding:
Stock-based compensation expense	3	3		10	11
Amortization of acquisition-related intangible assets	—	—		—	2
Acquisition, integration, reorganization and transformation related costs	2	1		6	6
Capitalized Software ASC 985-20	15	15		54	47
Marketing Applications gross profit*	—	—		—	(34)
Non-GAAP Gross Profit	$270	$313	(14)%	$786	$905	(13)%
% of Revenue	51.3%	56.7%		51.4%	55.6%

Operating Income:
GAAP Operating Income:	$7	$89	(92)%	$5	$134	(96)%
% of Revenue	1.3%	16.1%		0.3%	7.9%

Excluding:
Stock-based compensation expense	17	16		51	49
Amortization of acquisition-related intangible assets	2	1		5	8
Acquisition, integration, reorganization and transformation related costs	9	16		40	56
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	15	(1)		54	(2)
Marketing Applications operating loss*	—	—		—	18
Non-GAAP Operating Income	$50	$121	(59)%	$155	$343	(55)%
% of Revenue	9.5%	21.9%		10.1%	21.1%

Net Income:
GAAP Net Income	$13	$49	(73)%	$7	$67	(90)%
% of Revenue	2.5%	8.9%		0.5%	4.0%

Stock-based compensation expense	17	16		51	49
Amortization of acquisition-related intangible assets	2	1		5	8
Acquisition, integration, reorganization and transformation related costs	9	13		40	53
Impairment of goodwill and other assets	—	—		—	80
Capitalized Software ASC 985-20	15	(1)		54	(2)
Marketing Applications net loss*	—	—		—	18
Income tax adjustments**	(20)	13		(56)	(27)
Non-GAAP Net Income	$36	$91	(60)%	$101	$246	(59)%
% of Revenue	6.8%	16.5%		6.6%	15.1%

	For the Three Months Ended September 30		For the Nine Months Ended September 30		Q4 2017	Full Year 2017
Earnings Per Share:	2017	2016	2017	2016	Guidance	Guidance
GAAP Earnings per share	$0.10	$0.37	$0.05	$0.51	$0.27-$0.32	$0.33 - $0.38
Excluding:
Stock-based compensation expense	0.14	0.12	0.40	0.37	0.14	0.54
Amortization of acquisition-related intangible assets	0.02	0.01	0.04	0.06	0.02	0.06
Acquisition, integration, reorganization and transformation related costs	0.07	0.10	0.31	0.40	0.02	0.33
Impairment of goodwill and other assets	—	—	—	0.61	—	—
Capitalized Software ASC 985-20	0.12	(0.01)	0.42	(0.02)	0.12	0.54
Marketing Applications net loss*	—	—	—	0.14	—	—
Income tax adjustments**	(0.16)	0.10	(0.44)	(0.20)	(0.10)	(0.54)
Non-GAAP diluted earnings per share	$0.29	$0.69	$0.78	$1.87	$0.47-$0.52	$1.26 - $1.31

*Represents the results of operations of Teradata’s Marketing Applications business, which is an adjustment to arrive at non-GAAP results due to sale of this business on July 1, 2016.

** Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the company’s ongoing operations. As a result of these adjustments, the Company’s Non-GAAP effective tax rate for the third quarter of 2017 was 26.5% and 23.5% in the third quarter of 2016.

2.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended September 30 (in millions)		For the Nine Months Ended September 30 (in millions)
	2017	2016	2017	2016

Cash (used) provided by operating activities (GAAP)	$(8)	$45	$301	$394
Less capital expenditures for:
Expenditures for property and equipment	(29)	(15)	(59)	(32)
Additions to capitalized software	(3)	(18)	(7)	(54)
Total capital expenditures	(32)	(33)	(66)	(86)
Free Cash Flow (non-GAAP measure)	$(40)	$12	$235	$308

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, senior management changes, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad (including Brexit); the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; impact on our business and financial reporting from changes in accounting rules, including Topic ASC 606; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata empowers companies to achieve high-impact business outcomes. Our focus on business solutions for analytics, coupled with our industry leading technology and architecture expertise, can unleash the potential of great companies. Visit teradata.com.

Get to know Teradata:
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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					Schedule A
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2017	2016	% Chg	2017	2016	% Chg
Revenue
Product and cloud	$172	$210	(18)%	$504	$661	(24)%
Services	354	342	4%	1,026	1,035	(1)%
Total revenue	526	552	(5)%	1,530	1,696	(10)%

Product gross profit	104	135		288	396
% of Revenue	60.5%	64.3%		57.1%	59.9%
Services gross profit	146	159		428	477
% of Revenue	41.2%	46.5%		41.7%	46.1%
Total gross profit	250	294		716	873
% of Revenue	47.5%	53.3%		46.8%	51.5%

Selling, general and administrative expenses	161	159		481	505
Research and development expenses	82	46		230	154
Impairment of goodwill, acquired intangibles and other assets	—	—		—	80
Income from operations	7	89		5	134
% of Revenue	1.3%	16.1%		0.3%	7.9%

Other (expense) income, net	(1)	1		(4)	(4)
Income before income taxes	6	90		1	130
% of Revenue	1.1%	16.3%		0.1%	7.7%

Income tax (benefit) expense	(7)	41		(6)	63
% Tax rate	(116.7)%	45.6%		(600.0)%	48.5%

Net income	$13	$49		$7	$67
% of Revenue	2.5%	8.9%		0.5%	4.0%

Net income per common share
Basic	$0.11	$0.38		$0.05	$0.52
Diluted	$0.10	$0.37		$0.05	$0.51

Weighted average common shares outstanding
Basic	123.7	129.7		127.3	129.6
Diluted	125.8	131.6		129.1	131.3

			Schedule B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)
	September 30,	June 30,	December 31,
	2017	2017	2016
Assets

Current assets
Cash and cash equivalents	$1,025	$1,085	$974
Accounts receivable, net	366	356	548
Inventories	45	42	34
Other current assets	72	65	65

Total current assets	1,508	1,548	1,621

Property and equipment, net	159	143	138
Capitalized software, net	136	150	187
Goodwill	398	401	390
Acquired intangible assets, net	23	21	11
Deferred income taxes	53	51	49
Other assets	30	24	17
Total assets	$2,307	$2,338	$2,413

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$53	$45	$30
Short-term borrowings	180	—	—
Accounts payable	106	97	103
Payroll and benefits liabilities	139	129	139
Deferred revenue	364	431	369
Other current liabilities	94	90	88
Total current liabilities	936	792	729

Long-term debt	493	508	538
Pension and other postemployment plan liabilities	107	107	96
Long-term deferred revenue	17	10	14
Deferred tax liabilities	12	14	33
Other liabilities	23	35	32
Total liabilities	1,588	1,466	1,442

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,292	1,266	1,220
Accumulated deficit	(505)	(318)	(161)
Accumulated other comprehensive loss	(69)	(77)	(89)
Total stockholders' equity	719	872	971

Total liabilities and stockholders' equity	$2,307	$2,338	$2,413

			Schedule C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2017	2016	2017	2016
Operating activities
Net income	$13	$49	$7	$67

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33	32	103	97
Stock-based compensation expense	16	16	51	49
Deferred income taxes	(2)	6	(22)	(9)
Impairment of goodwill, acquired intangibles and other assets	—	—	—	80
Changes in assets and liabilities:
Receivables	(10)	40	182	162
Inventories	(3)	(7)	(11)	4
Current payables and accrued expenses	13	(4)	—	(14)
Deferred revenue	(60)	(71)	(2)	(7)
Other assets and liabilities	(8)	(16)	(7)	(35)

Net cash (used in) provided by operating activities	(8)	45	301	394

Investing activities
Expenditures for property and equipment	(29)	(15)	(59)	(32)
Proceeds from sales of property and equipment	—	—	—	5
Additions to capitalized software	(3)	(18)	(7)	(54)
Proceeds from sale of business	—	92	—	92
Business acquisitions and other investing activities	—	(12)	(18)	(16)

Net cash (used in) provided by investing activities	(32)	47	(84)	(5)

Financing activities
Repurchases of common stock	(200)	(18)	(351)	(69)
Repayments of long-term borrowings	(8)	(7)	(23)	(22)
Repayments of credit facility borrowings	180	—	180	—
Repayments of credit facility borrowings	—	—	—	(180)
Other financing activities, net	8	9	20	28

Net cash used in financing activities	(20)	(16)	(174)	(243)

Effect of exchange rate changes on cash and cash equivalents	—	3	8	3

(Decrease) increase in cash and cash equivalents	(60)	79	51	149
Cash and cash equivalents at beginning of period	1,085	909	974	839

Cash and cash equivalents at end of period	$1,025	$988	$1,025	$988

						Schedule D
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2017	2016	% Change As Reported	% Change Constant Currency(2)	2017	2016	% Change As Reported	% Change Constant Currency(2)
Segment Revenue

Americas Data and Analytics	$292	$317	(8)%	(8)%	$830	$937	(11)%	(12)%
International Data and Analytics	234	235	—%	(1)%	700	690	1%	3%
Total Data and Analytics	526	552	(5)%	(5)%	1,530	1,627	(6)%	(5)%

Marketing Applications	—	—	N/A	N/A	—	69	(100)%	(100)%

Total revenue	526	552	(5)%	(5)%	1,530	1,696	(10)%	(9)%

Segment gross profit

Americas Data and Analytics	173	195			482	564
% of Revenue	59.2%	61.5%			58.1%	60.2%

International Data and Analytics	97	118			304	341
% of Revenue	41.5%	50.2%			43.4%	49.4%

Total Data and Analytics gross profit	270	313			786	905
% of Revenue	51.3%	56.7%			51.4%	55.6%

Marketing Applications	—	—			—	34
% of Revenue	NA	NA			NA	49.3%

Total segment gross profit	270	313			786	939
% of Revenue	51.3%	56.7%			51.4%	55.4%

Reconciling items (1)	(20)	(19)			(70)	(66)

Total gross profit	$250	$294			$716	$873
% of Revenue	47.5%	53.3%			46.8%	51.5%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

							Schedule E

TERADATA CORPORATION
REVENUE COMPARISON AS REPORTED AND CONSTANT CURRENCY
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2017	2016	% Change As Reported	% Change Constant Currency*	2017	2016	% Change As Reported	% Change Constant Currency*
Revenue

Recurring revenue
Product- rights to upgrades, subscription and cloud	$82	$72	14%	11%	$233	$211	10%	11%
Maintenance - software and hardware	185	175	6%	5%	543	517	5%	5%
Total recurring revenue	267	247	8%	7%	776	728	7%	7%
% of total revenue	51%	45%			51%	43%

Product - perpetual licenses and hardware	90	137	(34)%	(34)%	271	411	(34)%	(34)%
Consulting services	169	168	1%	1%	483	488	(1)%	—%
Marketing Applications	—	—	N/A	N/A	—	69	(100)%	(100)%

Total revenue	$526	$552	(5)%	(5)%	$1,530	$1,696	(10)%	(9)%

Revenue
Product and cloud	$172	$210	(18)%	(19)%	$504	$622	(19)%	(19)%
Services	354	342	4%	3%	1,026	1,005	2%	3%
Total Data and Analytics	526	552	(5)%	(5)%	1,530	1,627	(6)%	(5)%

Marketing Applications	—	—	N/A	N/A	—	69	(100)%	(100)%
Total Revenue	$526	$552	(5)%	(5)%	$1,530	$1,696	(10)%	(9)%

*The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.